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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Forms S-3 (File No. 333-14533) and S-8 (File No. 333-49865, 333-14533, 333-57503), of our report dated March 14, 2001 relating to the audits of the consolidated financial statements and financial statement schedule of Cherokee Inc. as of February 3, 2001 and January 29, 2000 and for the years ended February 3, 2001, January 29, 2000 and January 30, 1999 which report is included in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 30, 2001

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